FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-130306
Dated December 21, 2005

This relates to Preliminary Pricing Supplement No. 39 to the Prospectus dated December 21, 2005 and the Prospectus Supplement dated December 21, 2005

RBC PRINCIPAL PROTECTED NOTES

LINKED TO AN INTERNATIONAL BASKET

 ISSUER: ROYAL BANK OF CANADA

5-year maturity
 100% principal protection at maturity
 No annual fees
 Daily secondary market provided

Take an innovative approach to investing internationally by offering a return linked to a basket of two international equity indices and one international exchange traded fund while providing 100% principal protection.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SECWeb site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-609-6009.